UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Lumentum Holdings Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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LUMENTUM

# 2017 PROXY STATEMENT AND FISCAL 2017 ANNUAL REPORT

LUMENTUM HOLDINGS INC.

400 NORTH MCCARTHY BOULEVARD
MILPITAS, CALIFORNIA 95035

September 19, 2017

Dear Lumentum Stockholders:

We are pleased and excited to invite you to attend the Annual Meeting of stockholders of Lumentum Holdings Inc. on Thursday, November 2, 2017 at 8:30 a.m. (Pacific Time), which will be a “virtual meeting” of stockholders, conducted via the Internet.

In August, we concluded our second year as an independent publicly-traded company, and in our fiscal 2017 we grew revenue to over $1 billion for the first time. We have been, and continue to be, focused on enabling our customers to win in high growth markets where our optical technologies are increasingly critical. Our optical technologies drive the speed and scale of cloud, networking, advanced manufacturing and more recently, 3D sensing for mobile consumer electronics applications. Demand continues to grow for bandwidth across the world’s datacenters and communications networks. In addition to traditional communications service providers, cloud operators are increasingly driving new deployments of optical networks including transitioning their hyper-scale datacenters to higher speeds. Manufacturers around the world are increasingly using advanced laser based techniques to increase productivity and precision, and to enable new processes. Leaders in next generation consumer electronics, virtual and augmented reality, as well as the automotive industry are looking to laser-based 3D sensing to enhance capabilities and enable new applications. We continue to invest in next-generation products and technologies to position ourselves for success now, and in the future, in light of these trends.

Our virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/LITE2017, where you will be able to listen to the meeting live, submit questions and vote online. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and therefore have chosen this method for our Annual Meeting over an in-person meeting.

Details regarding how to attend the Annual Meeting online and the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

We are pleased to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules.

Your vote is important and we hope you will vote as soon as possible, regardless of whether you plan to attend the meeting. You may vote by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or voting instruction card.

Thank you for your ongoing support of and interest in Lumentum.

Sincerely,

Martin A. Kaplan	Alan S. Lowe
Chairman of the Board	President and Chief Executive Officer

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LUMENTUM HOLDINGS INC.

400 NORTH MCCARTHY BLVD.
MILPITAS, CALIFORNIA 95035

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 8:30 a.m. Pacific Time on Thursday, November 2, 2017

Dear Stockholders of Lumentum Holdings Inc.:

The 2017 Annual Meeting of stockholders (the “Annual Meeting”) of Lumentum Holdings Inc., a Delaware corporation, will be held virtually on Thursday, November 2, 2017 at 8:30 a.m. Pacific Time. The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/LITE2017, where you will be able to listen to the meeting live, submit questions and vote online.

We are holding the meeting for the following purposes, as more fully described in the accompanying proxy statement:

1.	The election of six directors, all of whom are currently serving on our board of directors, to serve until our 2018 Annual Meeting of stockholders and until their successors are duly elected and qualified;

2.	The approval, on a non-binding, advisory basis, of the compensation of our named executive officers;

3.	The approval, on a non-binding, advisory basis, of the frequency of future advisory votes approving the compensation of our named executive officers; and

4.	The ratification of the appointment of Deloitte LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2018.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Our board of directors has fixed the close of business on September 11, 2017 as the record date for the Annual Meeting. Only stockholders of record on September 11, 2017 are entitled to notice of and to vote at the virtual Annual Meeting and any adjournments thereof.

YOUR VOTE IS IMPORTANT. Whether or not you plan to virtually attend the Annual Meeting, please cast your vote as soon as possible by Internet or telephone. If you received a paper copy of the proxy materials by mail, you may submit your proxy card in the postage-prepaid envelope provided. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend the virtual meeting or not. If you attend the virtual Annual Meeting, you may revoke your proxy and vote via the virtual meeting website. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your account manager to vote your shares.

We thank you for your support and we hope you are able to attend our virtual Annual Meeting.

By order of the Board of Directors,

Alan S. Lowe President and Chief Executive Officer Milpitas, California September 19, 2017

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5

LUMENTUM HOLDINGS INC.

PROXY STATEMENT FOR 2017 ANNUAL MEETING OF STOCKHOLDERS

To Be Held Virtually at 8:30 a.m. Pacific Time on Thursday, November 2, 2017

The accompanying proxy is solicited on behalf of the board of directors of Lumentum Holdings Inc. (“Lumentum” or the “Company”) for use at the Lumentum 2017 Annual Meeting of Stockholders (“Annual Meeting”) to be held virtually on November 2, 2017 at 8:30 a.m. (Pacific Time), and any adjournment or postponement of the Annual Meeting. The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/LITE2017, where you will be able to listen to the meeting live, submit questions and vote online. The Notice of Internet Availability of Proxy Materials and this proxy statement for the Annual Meeting (“Proxy Statement”) and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about September 19, 2017. Lumentum’s annual report on Form 10-K for the fiscal year ended July 1, 2017 filed on August 29, 2017 (“Annual Report”) will be available with this Proxy Statement by following the instructions in the Notice of Internet Availability of Proxy Materials.

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with U.S. Securities and Exchange Commission (“SEC”) rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient and less costly and helps conserve natural resources.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

What matters am I voting on?

You will be voting on:

●

the election of six directors, all of whom are currently serving on our board of directors, to serve until our 2018 annual meeting of stockholders and until their successors are duly elected and qualified;

●	the approval, on a non-binding, advisory basis, of the compensation of our named executive officers;
●	the approval, on a non-binding, advisory basis, of the frequency of future advisory votes to approve the compensation of our named executive officers;
●	the ratification of the appointment of Deloitte LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2018; and
●	any other business as may properly come before the Annual Meeting.

How does the board of directors recommend I vote on these proposals?

Our board of directors recommends a vote:

●	“FOR” the election of Martin A. Kaplan, Harold L. Covert, Penelope A. Herscher, Samuel F. Thomas, Brian J. Lillie and Alan S. Lowe as directors of the Company;
●	“FOR” the approval of a non-binding, advisory vote on the compensation of our named executive officers;
●	For “1 YEAR” on the approval of a non-binding, advisory vote, for the frequency of our future advisory votes to approve the compensation of our named executive officers; and
●	“FOR” the ratification of the appointment of Deloitte LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2018.

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Proxy Statement

Who is entitled to vote?

Holders of our common stock as of the close of business on September 11, 2017, the record date, may vote at the Annual Meeting. As of the record date, there were 61,949,354 shares of our common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date. We do not have cumulative voting rights for the election of directors.

Stockholder of Record: Shares Registered in Your Name. If, on the record date, your shares were registered directly in your name with our transfer agent, ComputerShare Investor Services, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the virtual Annual Meeting or vote by telephone, by Internet, or by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the record date, your shares were held on your behalf in a stock brokerage account or by a bank or other nominee, then you are considered the beneficial owner of those shares held in street name. Accordingly, the Notice of Internet Availability, Proxy Statement and any accompanying documents have been provided to your broker or nominee, who in turn provided the materials to you. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by using the voting instruction card or by following their instructions for voting on the Internet or by telephone.

How many votes are needed for approval of each proposal?

●

Proposal No. 1: Each director must be elected by the affirmative vote of a majority of the votes cast with respect to that director. This means that the number of votes cast for a director must exceed the number of votes cast against that director, with abstentions and broker non-votes not counted as votes cast as either for or against such director’s election.

●

Proposal No. 2: The approval of the non-binding advisory vote on the compensation of the Company’s named executive officers requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. As a result, abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of this vote.

●

Proposal No. 3: The approval of the non-binding advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. As a result, abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of this vote.

●

Proposal No. 4: The ratification of the appointment of Deloitte LLP requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. As a result, abstentions will have the same effect as votes against the proposal. Brokers will have discretion to vote on this proposal.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person or by proxy, of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

●

vote via the virtual meeting website – any stockholder can attend the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/LITE2017, where stockholders may vote and submit questions during the meeting. The Annual Meeting starts at 8:30 a.m. (Pacific Time) on November 2, 2017. Please have your 16-digit control number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com;

●	by Internet at http://www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. on November 1, 2017 (have your proxy card in hand when you visit the website);
●	by toll-free telephone at 1-800-690-6903 (have your proxy card in hand when you call); or
●	by completing and mailing your proxy card (if you received printed proxy materials).

Proxy cards submitted by mail must be received by November 1, 2017 to be voted at the Annual Meeting. Please note that the Internet and telephone voting facilities will close at 11:59 p.m. (Eastern Time) on November 1, 2017. Submitting your proxy, whether via Internet, by telephone or by mail, will not affect your right to vote in person should you decide to attend the virtual Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated in this proxy.

8	2017 Proxy Statement

Proxy Statement

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

●	entering a new vote by Internet or by telephone;
●	returning a later-dated proxy card;
●	delivering to the Secretary of Lumentum Holdings Inc., by any means, a written notice stating that the proxy is revoked; or
●	attending and voting at the virtual Annual Meeting (although attendance at the virtual Annual Meeting will not, by itself, revoke a proxy).

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

How can I attend the Annual Meeting?

You are entitled to participate in the virtual Annual Meeting if you were a holder of Lumentum shares as of the record date of September 11, 2017. You will be able to attend online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/LITE2017. You also will be able to vote your shares electronically at the virtual Annual Meeting. To participate, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied the proxy materials.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Alan Lowe, Aaron Tachibana and Judy Hamel have been designated as proxies by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this Proxy Statement and our Annual Report, primarily via the Internet. As a result, we are mailing to many of our stockholders a notice of the Internet Availability of Proxy Materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the notice of Internet Availability of Proxy Materials. In addition, the notice contains instructions on how you may request access to proxy materials in printed form by mail or electronically on an ongoing basis.

How are proxies solicited for the Annual Meeting?

Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker or other nominee holds shares of our common stock on your behalf. In addition to using the Internet, our directors, officers and employees may solicit proxies in person and by mailings, telephone, facsimile, or electronic transmission, for which they will not receive any additional compensation.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Deloitte LLP. Your broker will not have discretion to vote on the election of directors, approval of the non-binding, advisory vote on the compensation of our named executive officers, and approval of the non-binding, advisory vote on the frequency of future votes on the compensation of our named executive officers, which are “non-routine” matters, absent direction from you.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to this Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we

9

Proxy Statement

have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact our Investor Relations at 1(408) 546-5483 or by mail at the following address:

Lumentum Holdings Inc.
Attention: Investor Relations
400 North McCarthy Blvd.
Milpitas, California 95035

Stockholders who beneficially own shares of our common stock held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

What is the deadline to propose actions for consideration at next year’s Annual Meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at the next Annual Meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our Proxy Statement for our 2018 Annual Meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than May 22, 2018. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Lumentum Holdings Inc.
Attention: Secretary
400 North McCarthy Blvd.
Milpitas, California 95035

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our Proxy Statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of our board of directors, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for our 2018 Annual Meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

●	not earlier than August 4, 2018; and
●	not later than the close of business on September 3, 2018.

In the event that we hold our 2018 Annual Meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the 2017 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our Proxy Statement must be received later than the close of business on the later of the following two dates:

●	the 90th day prior to such annual meeting; or
●	the 10th day following the day on which public announcement of the date of such annual meeting is first made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Corporate Governance—Governance Committee.”

In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a Proxy Statement.

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

10	2017 Proxy Statement

CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our board of directors, which is currently composed of six members. Five of our directors are independent within the meaning of the listing standards of the NASDAQ Stock Market.

DIRECTOR INDEPENDENCE

Our board of directors consists of six members. Our board of directors consists of a majority of independent directors and committees of our board of directors consist solely of independent directors, as required by NASDAQ listing standards.

Our board of directors has determined that the following directors are independent under the NASDAQ listing standards: Martin A. Kaplan, Harold L. Covert, Penelope A. Herscher, Brian J. Lillie and Samuel F. Thomas.

BOARD LEADERSHIP STRUCTURE

Our board of directors has determined that it is in the best interests of the Company to maintain the board chairperson and chief executive officer positions separately. The board believes that having an outside, independent director serve as chairperson is the most appropriate leadership structure, as this enhances its independent oversight of management and the Company’s strategic planning, reinforces the board of director’s ability to exercise its independent judgment to represent stockholder interests, and strengthens the objectivity and integrity of the board. Moreover, we believe an independent chairperson can more effectively lead the board in objectively evaluating the performance of management, including the chief executive officer, and guide it through appropriate board governance processes.

BOARD OVERSIGHT OF RISK

We take a comprehensive approach to risk management. We believe risk can arise in every decision and action taken by the Company, whether strategic or operational. We therefore seek to include risk management principles in all of our management processes and in the responsibilities of our employees at every level. Our comprehensive approach is reflected in the reporting processes by which our management provides timely and comprehensive information to the board of directors to support the board of directors’ role in oversight, approval and decision-making.

Management is responsible for the day-to-day supervision of risks the Company faces, while the board of directors, as a whole and through its committees, has the ultimate responsibility for the oversight of risk management. Senior management attends board of directors meetings, provides presentations on operations including significant risks, and is available to address any questions or concerns raised by the board of directors. Additionally, our committees assist the board of directors in fulfilling its oversight responsibilities in certain areas. Generally, the committee with subject matter expertise in a particular area is responsible for overseeing the management of risk in that area. For example, the Audit Committee coordinates the board of directors’ oversight of the Company’s internal controls over financial reporting and disclosure controls and procedures. Management regularly reports to the Audit Committee on these areas. Additionally, the Compensation Committee assists the board of directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs as well as succession planning for senior executives. The Governance Committee assists the board of directors in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, and corporate governance topics. When any of the committees receives a report related to material risk oversight, the chairman of the relevant committee reports on the discussion to the full board of directors.

COMPENSATION PROGRAM RISK ASSESSMENT

Consistent with SEC disclosure requirements, in fiscal year 2017 a team composed of senior members of our human resources, finance and legal departments and our compensation consultant, Semler Brossy, inventoried and reviewed elements of our compensation policies and practices. This team then reviewed these policies and practices with our management team in an effort to assess whether any of our policies or practices create risks that are reasonably likely to have a material adverse effect on the Company. This assessment included a review of the primary design features of our compensation policies and practices, the process for determining executive and employee compensation and consideration of features of our compensation program that help to mitigate risk. Management reviewed and discussed the results of this assessment with the Compensation Committee, which consulted with Semler Brossy. Based on this review, we believe that our compensation policies and practices, individually and in the aggregate, do not create risks that are reasonably likely to have a material adverse effect on the Company.

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Corporate Governance

BOARD COMMITTEES AND MEETINGS

During fiscal year 2017, the board of directors held eleven (11) meetings. The board of directors has three committees: an Audit Committee, Compensation Committee, and Governance Committee. The members of the committees during fiscal year 2017 are identified below.

Each director attended at least 75% of the aggregate of all meetings of the board of directors and any committees on which he or she served during fiscal year 2017 after becoming a member of the board of directors or after being appointed to a particular committee. The Company encourages, but does not require, the members of its board of directors’ to attend the Annual Meeting. We anticipate that all directors will attend the 2017 Annual Meeting.

AUDIT COMMITTEE

Members:	Harold L. Covert (Chair) Martin A. Kaplan Brian J. Lillie

The Audit Committee is responsible for assisting the full board of directors in fulfilling its oversight responsibilities relative to:

●the Company’s financial statements;
●financial reporting practices;
●systems of internal accounting and financial control;
●internal audit function;
●annual independent audits of the Company’s financial statements; and
●such legal and ethics programs as may be established from time to time by the board of directors.

Meetings:	9

The Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and may retain external consultants at its sole discretion. In addition, the Audit Committee considers whether the Company’s independent auditors’ provision of non-audit services is compatible with maintaining the independence of the independent auditors. The board of directors has determined that all members of the Audit Committee are “independent” as defined in the applicable rules and regulations of the SEC and NASDAQ. The board of directors has further determined that Harold L. Covert is an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). A copy of the Audit Committee charter can be viewed at the Company’s website at www.lumentum.com.

COMPENSATION COMMITTEE

Members:	Penelope A. Herscher (Chair) Samuel F. Thomas Harold L. Covert

The Compensation Committee is responsible for:

●ensuring that the Company adopts and maintains responsible and responsive compensation programs for its employees, officers and directors consistent with the long-range interests of stockholders;
●the administration of the Company’s employee stock purchase plan and equity incentive plans;
●reviewing the Compensation Discussion and Analysis section contained in our Proxy Statement and prepare the Compensation Committee Report for inclusion in our Proxy Statement; and
●reviewing and considering the results of any advisory stockholder votes on executive compensation.

Meetings:	7

The chair of the Compensation Committee reports on the Compensation Committee’s actions and recommendations at board of directors meetings. In addition, the Compensation Committee has the authority to engage the services of outside advisors, experts and others to provide assistance as needed. During fiscal year 2017, the Compensation Committee engaged Semler Brossy, a national compensation consulting firm, to assist with the Compensation Committee’s analysis and review of the compensation of our executive officers. Semler Brossy attends all Compensation Committee meetings, works directly with the Compensation Committee Chair and Compensation Committee members, and sends all invoices, including descriptions of services rendered, to the Compensation Committee Chair for review and payment approval. Semler Brossy performed no work for the Company that was not in support of the Compensation Committee’s charter nor authorized by the Compensation Committee Chair during fiscal year 2017. All members of the Compensation Committee are “independent” as that term is defined in the applicable NASDAQ rules and regulations. A copy of the Compensation Committee charter can be viewed at the Company’s website at www.lumentum.com. Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed in the section entitled “Compensation Discussion and Analysis – Compensation Practices.”

12	2017 Proxy Statement

Corporate Governance

GOVERNANCE COMMITTEE

Members:	Martin A. Kaplan (Chair) Penelope A. Herscher Brian J. Lillie

The Governance Committee:

●serves as the Company’s nominating committee;
●reviews current trends and practices in corporate governance; and
●recommends to the board of directors the adoption of governance programs.

Meetings:	4

As provided in the charter of the Governance Committee, nominations for director may be made by the Governance Committee or by a stockholder of record entitled to vote. The Governance Committee will consider and make recommendations to the Board regarding any stockholder recommendations for candidates to serve on the board of directors. Stockholders wishing to recommend candidates for consideration by the Governance Committee may do so by writing to the Company’s Corporate Secretary at 400 North McCarthy Boulevard, Milpitas, California 95035. Such writing must provide the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected, and evidence of the nominating stockholder’s ownership of Company’s stock not less than 60 days nor more than 90 days prior to the first anniversary of the date of the preceding year’s annual meeting to assure time for meaningful consideration by the Governance Committee. Our amended and restated bylaws specify in greater detail the requirements as to the form and content of the stockholder’s notice. We recommend that any stockholder wishing to nominate a director review a copy of our amended and restated bylaws, which may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. There are no differences in the manner in which the Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. All members of the Governance Committee are “independent” as that term is defined in the applicable NASDAQ rules and regulations.

In identifying and reviewing potential candidates for the board of directors, the Governance Committee considers the individual’s experience in the Company’s industry, the general business or other experience of the candidate, the needs of the Company for an additional or replacement director, the personality of the candidate, diversity, the candidate’s interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to be involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. It is the Governance Committee’s goal to nominate candidates with diverse backgrounds and capabilities, to reflect the diverse nature of the Company’s stakeholders (security holders, employees, customers and suppliers), while emphasizing core excellence in areas pertinent to the Company’s long term business and strategic objectives. The Governance Committee intends to continue to evaluate candidates for election to the board of directors on the basis of the foregoing criteria. While we do not have a formal written policy regarding consideration of diversity in identifying candidates, as discussed above, diversity is one of the numerous criteria that the Governance Committee considers when reviewing potential candidates. A detailed description of the criteria used by the Governance Committee in evaluating potential candidates may be found in the charter of the Governance Committee.

The Governance Committee operates under a written charter setting forth the functions and responsibilities of the committee. A copy of the charter can be viewed at the Company’s website at www.lumentum.com.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of our Compensation Committee is or has been an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or Compensation Committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or Compensation Committee.

13

Corporate Governance

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors may do so by writing to our board of directors or to the particular member or members of our board of directors, and mailing the correspondence to our General Counsel at Lumentum Holdings Inc., 400 North McCarthy Boulevard, Milpitas, California 95035. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.

Our General Counsel, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chairman of our board of directors.

CORPORATE GOVERNANCE GUIDELINES AND CODE OF BUSINESS CONDUCT

Our board of directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct are posted on the Investors page under the Corporate Governance portion of our website at www.lumentum.com. We will post amendments to our Code of Business Conduct or waivers of our Code of Business Conduct for directors and executive officers on the same website.

RISK MANAGEMENT

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our board of directors believes that open communication between management and our board of directors is essential for effective risk management and oversight. Our board of directors meets with our Chief Executive Officer and other members of the senior management team at quarterly meetings of our board of directors, where, among other topics, they discuss strategy and risks facing the company, as well as such other items as they deem appropriate.

While our board of directors is ultimately responsible for risk oversight, our board committees assist our board of directors in fulfilling its oversight responsibilities in certain areas of risk. Our Audit Committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our Audit Committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our Audit Committee also monitors certain key risks on a regular basis throughout the fiscal year, such as liquidity risk and cybersecurity risk. Our Governance Committee assists our board of directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. Our Compensation Committee assesses risks created by the incentives inherent in our compensation policies. Finally, our full board of director’s reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.

14	2017 Proxy Statement

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Six directors have been nominated by our board of directors for election at the Annual Meeting, each to serve a one-year term until the 2018 Annual Meeting of Stockholders and until their successors are elected and qualified. All of the nominees are currently members of the board of directors. All of the director nominees are independent under the listing standards of the NASDAQ Stock Market except for Mr. Lowe.

Each of our current directors joined the Company in August 2015 in connection with the separation from JDS Uniphase Corporation (now known as Viavi Solutions Inc. and referred to herein as “Viavi”) on July 31, 2015 (the “Separation”). Ms. Herscher and Messrs. Covert and Kaplan were members of Viavi’s board of directors and resigned at the time of the Separation and joined Lumentum’s board of directors. Messrs. Thomas and Lillie were recommended by the Governance Committee of Viavi prior to the Separation and joined the Lumentum board of directors upon the completion of the Separation.

We have no reason to believe that the nominees named below will be unable or unwilling to serve as a director if elected.

DIRECTOR NOMINEES

The Governance Committee selects nominees from a broad base of potential candidates and seeks qualified candidates with diverse backgrounds and experience, who possess the highest ethical and professional character and will exercise sound business judgment. The Governance Committee seeks people who are accomplished in their respective fields and have superior credentials. A candidate must have an employment and professional record which demonstrates, in the committee’s judgement, that the candidate has sufficient and relevant experience and background, taking into account positions held and industries, markets and geographical locations served.

Our Governance Committee and our board of directors have evaluated each of the director nominees. Based on this evaluation, the Governance Committee and the board of directors have concluded that it is in the best interest of Lumentum and its stockholders for each of the proposed director nominees listed below to continue to serve as a director of Lumentum. The nominee’s individual biographies below contain information about their experience, qualifications and skills that led our board of directors to nominate them.

MARTIN A. KAPLAN	Age 79 Director Since August 2015
Experience:
Mr. Kaplan serves on the board and compensation, audit and governance (chair) committees of Superconductor Technologies, a company specializing in superconductor materials and related technologies and was named chairman of the Board in October 2010. Mr. Kaplan is also a member of the board of directors of Sentinels of Freedom Foundation which assists severely wounded veterans transition to civilian life. He was a member of the board of directors of Viavi from 2000 until the completion of the Separation in 2015. In a career spanning 40 years, Mr. Kaplan last served as Executive Vice-President of the Pacific Telesis Group., parent of Pacific Bell, a telecommunications company, responsible for integration following the merger of SBC Communications, Inc. (“SBC”), a telecommunications company, and Pacific Telesis Group, Inc., followed by the same role for other SBC mergers. Mr. Kaplan holds a Bachelor of Science degree in Engineering.
Committee Membership: Audit and Governance (Chair)
Qualifications:

●extensive business leadership
●operational and technical experience in the telecommunications industry, including substantial experience in mergers and acquisitions
●valuable corporate governance experience from service on the boards and committees of public and private companies

15

Proposal No. 1

HAROLD L. COVERT	Age 70 Director Since August 2015
Experience:
As of June 2017, Mr. Covert is an independent business consultant. From October 2015 until June 2017, Mr. Covert was chief financial officer of Harmonic Inc., a provider of video delivery infrastructure equipment, and served on the board of directors from July 2007 to October 2015. From 2014 to 2015, Mr. Covert was an independent business consultant. From 2011 to 2014, he served as executive vice president and chief financial officer of Lumos Networks Corporation, a fiber-based service provider. From 2010 to 2011, Mr. Covert was an independent business consultant. From 2007 to 2010, Mr. Covert was president, chief financial officer and chief operating officer of Silicon Image, Inc., a provider of semiconductors for storage, distribution and presentation of high-definition content. Within the past five years he was also a board member of Viavi until the completion of the Separation, and Solta Medical, Inc., which was acquired in 2014. Mr. Covert holds a Bachelor of Science degree in Business Administration from Lake Erie College and a Masters degree in Business Administration from Cleveland State University and is also a Certified Public Accountant.
Committee Membership: Audit (Chair) and Compensation
Qualifications:

●significant experience and service in leadership roles in finance and accounting
●in-depth financial knowledge obtained through service as chief financial officer of several publicly traded technology companies
●valuable insight and experience from serving on the board of public companies

PENELOPE A. HERSCHER	Age 57 Director Since August 2015
Experience:
Ms. Herscher serves on four public company boards, Faurecia SA, Rambus, Verint Systems and Lumentum and chairs the board at Savonix, a private company. She was also a member of the board of directors of Viavi until the completion of the Separation. Previously Ms. Herscher was president and CEO of FirstRain, an enterprise software company, from 2004 thru 2015 and continued on the board thru July 2017. She held the position of Executive Vice President and Chief Marketing Officer at Cadence Design Systems, an electronic design automation software company, from 2002 to 2003. From 1996 to 2002, she was President and Chief Executive Officer of Simplex Solutions, taking the company public in 2001 prior to its acquisition by Cadence in 2002. Ms. Herscher holds a BA HONS, MA degree with honors in Mathematics from Cambridge University in in England.
Committee Membership: Compensation (Chair) and Governance
Qualifications:

●experience as chief executive officer of several technology companies
●extensive marketing and technical background
●valuable insight and experience from serving on the board and committees of public companies, including prior service as chair of the Compensation Committee at Viavi

16	2017 Proxy Statement

Proposal No. 1

SAMUEL F. THOMAS	Age 66 Director Since August 2015
Experience:
Mr. Thomas is executive chairman of the board of directors of Chart Industries, Inc., an engineered cryogenic equipment manufacturer serving the natural gas and industrial gas industries, and has served as chief executive officer and as a member of its board of directors since October 2003. From 1998 to 2003, Mr. Thomas was executive vice president of Global Consumables at ESAB Holdings Ltd., a provider of welding consumables and equipment. Mr. Thomas holds a Bachelor of Science degree in Mechanical Engineering from Rensselaer Polytechnic Institute.
Committee Membership: Compensation
Qualifications:
●strong leadership and business experience in manufacturing, sales and marketing and operations ●significant international experience gained over a 39-year career with several companies.

BRIAN J. LILLIE	Age 53 Director Since August 2015
Experience:
Mr. Lillie is the Chief Customer Officer (“CCO”) and Executive Vice President of Technology Services for Equinix, Inc., a global provider of data center and interconnection services. As CCO, Mr. Lillie directly leads the Global Customer Success Organization, which includes Global Customer Care, Global Customer Experience, Global Customer Process, and Global Technology Services. Prior to this assignment, for the past eight years, Mr. Lillie served as global Chief Information Officer for Equinix. Prior to joining Equinix, Mr. Lillie held several executive-level roles at VeriSign, Inc., a provider of intelligent infrastructure services, including vice president of global information systems and vice president of global sales operations. Mr. Lillie holds a Master of Science degree in Management from Stanford University’s Graduate School of Business, a Master of Science degree in Telecommunications Management from Golden Gate University and a Bachelor of Science degree in Mathematics from Montana State University.
Committee Membership: Audit and Governance
Qualifications:
●extensive executive-level experience in the technology industry and specifically in the data center markets

ALAN S. LOWE	Age 55 Director Since August 2015
Experience:
Mr. Lowe has served as Lumentum’s president and chief executive officer since July 2015. Prior to joining Lumentum, Mr. Lowe was employed by Viavi. Mr. Lowe joined Viavi in September 2007 as senior vice president of the Lasers business, and became executive vice president and president of Viavi’s CCOP business in October 2008. Prior to joining Viavi, Mr. Lowe was senior vice president, Customer Solutions Group at Asyst Technologies, Inc. a leader in automating semiconductor and flat panel display fabs. From 2000 to 2003, he was president and chief executive officer of Read-Rite Corporation, a manufacturer of thin-film recording heads for disk and tape drives. From 1989 to 2000, Mr. Lowe served in roles of increasing responsibility at Read-Rite, including president and chief operating officer, and senior vice president of customer business units. Mr. Lowe holds Bachelor of Arts degrees in computer science and business economics from the University of California, Santa Barbara and completed the Stanford Executive Program in 1994.
Committee Membership: None
Qualifications:
●extensive business, management, and leadership skills from his roles at Viavi, Asyst Technologies and Read-Rite ●broad and deep experience with Lumentum and its businesses

17

Proposal No. 1

VOTE REQUIRED

Each director will be elected by the affirmative vote of a majority of the votes cast, meaning that the numbers of votes cast “FOR” a director nominee exceeds the number of votes cast “AGAINST” that nominee. This means that the number of votes cast for a director must exceed the number of votes cast against that director, with abstentions and broker non-votes not counted as votes cast as either for or against such director’s election.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE NOMINEES NAMED ABOVE.

18	2017 Proxy Statement

DIRECTOR COMPENSATION

Compensation for our non-employee directors (“Outside Directors”) is designed to attract and retain high quality directors and to align director interests with those of our stockholders. Outside Director compensation is reviewed annually by the board of directors upon recommendation from the Compensation Committee. Our Outside Directors receive compensation in the form of equity granted under the terms of our 2015 Equity Incentive Plan (the “2015 Plan”) and cash, as described below:

EQUITY AWARDS

Initial Award. Each Outside Director is granted an initial award of restricted stock units (“RSUs”) with a grant date fair value equal to $200,000 (the “Initial RSU Award”). These awards are granted on the date of the first meeting of our board of directors or Compensation Committee occurring on or after the date on which the individual first became an Outside Director. The Initial RSU Award vests in three annual installments from the commencement of the individual’s service as an Outside Director, subject to continued service as a director through the applicable vesting date. If a director’s status changes from an employee director to an Outside Director, he or she does not receive an Initial RSU Award.

Annual Awards. On the date of each annual meeting of our stockholders, each Outside Director who has served on our board of directors for at least the preceding six months is granted an award of RSUs with a grant date fair value equal to $175,000 (the “Annual RSU Award”). The Annual RSU Award vests upon the earlier of (i) the day prior to the next year’s annual meeting of stockholders or (ii) one year from grant, subject to continued service as a director through the applicable vesting date.

Severance Provisions for Equity Awards. Upon retirement of an Outside Director, all unvested RSUs automatically vest in full. The treatment of unvested RSUs held by an Outside Director upon a change in control is determined by the terms of the 2015 Plan.

CASH COMPENSATION

Annual Fee. Each Outside Director receives an annual cash retainer of $85,000 for serving on our board of directors (the “Annual Fee”), paid quarterly. In addition to the Annual Fee, the non-employee board chair receives an additional cash retainer of $60,000.

Committee Service. The chairpersons of the three standing committees of our board of directors receives the following annual cash retainers, paid quarterly:

Board Committee	Chairperson Fee ($)
Audit Committee	25,000
Compensation Committee	20,000
Governance Committee	15,000

19

Director Compensation

OUTSIDE DIRECTOR COMPENSATION FOR FISCAL YEAR 2017

The following table provides information regarding the total compensation that was granted to each of our non-management directors in fiscal year 2017. Directors who are also our employees receive no additional compensation for their service as directors. During fiscal year 2017, Mr. Lowe was an employee. See “Executive Compensation” for additional information about his compensation.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Martin A. Kaplan (2)	160,000	156,062	316,062
Penelope A. Herscher (3)	105,000	156,062	261,062
Harold L. Covert (4)	110,000	156,062	266,062
Samuel F. Thomas (5)	85,000	156,062	241,062
Brian J. Lillie (6)	85,000	156,062	241,062
(1)	The amounts shown in this column are the grant date fair value in the period presented as determined in accordance with FASB ASC Topic 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used to calculate these amounts are set forth under “Note 16. Stock Based Compensation and Stock Plans” in our Annual Report on Form 10-K for the fiscal year ended July 1, 2017.

(2)	Mr. Kaplan held 9,601 RSUs as of July 1, 2017.

(3)	Ms. Herscher held 9,601 RSUs as of July 1, 2017.

(4)	Mr. Covert held 9,601 RSUs as of July 1, 2017.

(5)	Mr. Thomas held 7,546 RSUs as of July 1, 2017.

(6)	Mr. Lillie held 7,546 RSUs as of July 1, 2017.

20	2017 Proxy Statement

PROPOSAL NO. 2 ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and SEC rules, we are seeking the approval of the Company’s stockholders on an advisory or non-binding basis, the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement.

Our compensation program is designed to attract, retain and motivate employees and to serve the long-term interests of our stockholders. Our compensation program promotes performance-based compensation and has evolved to align compensation with recognized best practices and to address market realities.

The items below contain a few highlights from our compensation program:

●

A significant portion of compensation is subject to our financial and/ or share price performance. Mr. Lowe, our chief executive officer, received 86% in total target pay (base salary, annual incentive bonus and long-term equity awards) in fiscal 2017 through either incentive cash or equity, and the other NEOs received 72% on average. This reflected a 42% and 43% increase for CEO and all other NEOs, respectively, which corresponded with the Company’s 135% growth in total shareholder return since the Separation.

●

Pay levels and practices are regularly reviewed against external market best practices. Our Compensation Committee regularly reviews both pay levels and practices against the external market to ensure that our approach to compensation is consistent with current industry best practices, while also supporting our business strategy and objectives.

●

Performance-based components of pay are expected to be increased for fiscal year 2018. The Compensation Committee has decided to increase the performance-based components of executive pay in future years now that the Separation occurred more than two years ago. The Compensation Committee decided that our executive officers will receive a portion of their equity pay tied to performance shares for fiscal year 2018. This step reinforces our commitment to align compensation with the competitive market and tie executive pay to company performance.

Lumentum maintains the following policies to ensure sound compensation practices and corporate governance:

●	Maintain a Clawback Policy: Provides for the recapture of awards in the event of a restatement caused by fraudulent or illegal conduct

●	Require “Double-Trigger” for equity acceleration upon change in control

●	Employ an independent chairman of the board of directors

●	Engage an independent compensation advisor

●	Conduct an annual risk review of our compensation programs

●	Avoid excessive perquisites to executive officers

●	Avoid tax gross-ups upon change in control

●	Prohibit hedging or pledging of our securities by employees or directors

The Compensation Discussion and Analysis section of the proxy contains a detailed discussion of our compensation philosophy and the alignment of our NEOs compensation to our performance.

We are asking our stockholders to vote on an advisory basis to approve the compensation paid to our NEOs, as described in the Compensation Discussion and Analysis and the compensation table sections of this Proxy Statement.

The board of directors recommends that stockholders vote “FOR” the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement for the 2017 Annual Meeting of stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the FY2017 Summary Compensation Table, and other related tables and disclosures.”

VOTE REQUIRED

The approval of the non-binding advisory vote on the compensation of the Company’s named executive officers requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. As a result, abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of this vote.

This “say on pay” vote is advisory and therefore not binding on the Company, the board of directors or the Compensation Committee. However, the board of directors and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

21

PROPOSAL NO. 3 ADVISORY VOTE ON THE FREQUENCY OF THE STOCKHOLDER ADVISORY VOTE TO APPROVE COMPENSATION FOR NAMED EXECUTIVE OFFICERS

In addition to providing stockholders with the opportunity to cast a “say on pay” advisory vote on the compensation of our named executive officers, in accordance with SEC rules, we are asking our stockholders to vote, on an advisory basis, on how frequently we should seek an advisory vote on the compensation of our named executive officers in the future. This non-binding advisory vote is commonly referred to as a “say-on-frequency” vote. Under this proposal, our stockholders may indicate whether they would prefer to have an advisory vote on executive compensation every one year, two years or three years.

The Compensation Committee and our board of directors believe that the advisory vote on executive compensation should be conducted every year because we believe this frequency will enable our stockholders to vote, on an advisory basis, on the most recent executive compensation information that is presented in our Proxy Statement, leading to more meaningful and timely communication between the Company and our stockholders on the compensation of our named executive officers.

Stockholders are not voting to approve or disapprove the board of director’s recommendation. Instead, you may cast your vote on your preferred voting frequency by choosing any of the following four options with respect to this proposal: “one year”, “two years”, “three years” or “abstain”.

For the reasons discussed above, our board of directors is recommending a vote for a frequency of “one year”.

VOTE REQUIRED

The approval of the non-binding advisory vote on the frequency of future advisory votes approving the compensation of the Company’s named executive officers requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. As a result, abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of this vote.

The say on frequency vote is advisory and therefore not binding on the Company, the board of directors or the Compensation Committee. However, the board of directors and the Compensation Committee value the opinions of our stockholders in their vote on this proposal and will consider the option that receives the most votes in determining the frequency of future advisory votes to approve the compensation of our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “ONE YEAR”.

22	2017 Proxy Statement

PROPOSAL NO. 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the fiscal year ended July 2, 2016 was PricewaterhouseCoopers LLP (“PWC”). After considering a change in our independent registered accounting firm, our Audit Committee appointed Deloitte LLP (“Deloitte”) as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending July 1, 2017, and we are asking our stockholders to ratify this appointment. Although ratification by stockholders is not required by law, our Audit Committee is submitting the appointment of Deloitte to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. In the event that Deloitte is not ratified by our stockholders, the Audit Committee will review its future selection of Deloitte as our independent registered public accounting firm.

Representatives of Deloitte are expected to be present at the virtual Annual Meeting, in which case they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions. Representatives of PWC are not expected to be present at the virtual Annual Meeting.

Change in Independent Registered Public Accounting Firm

On December 27, 2016, the Audit Committee dismissed PWC as our independent registered public accounting firm effective as of that date and approved the appointment of Deloitte as our new independent registered public accounting firm subject to clearance of Deloitte’s internal acceptance process. PWC had served as the Company’s independent registered public accounting firm since 2015. PWC’s reports on our financial statements for the fiscal years ended June 27, 2015 and July 2, 2016 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended June 27, 2015 and July 2, 2016, and through December 27, 2016, there was no “disagreement” (as contemplated by Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused PWC to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such years.

During the fiscal years ended June 27, 2015 and July 2, 2016, and through December 27, 2016, there was no “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

PWC furnished us with a letter addressed to the SEC stating that it agrees with the above statements, a copy of which was filed as Exhibit 16.1 with our Current Report on Form 8-K filed with the SEC on January 3, 2017.

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees for professional audit services and other services rendered to our Company by PWC for the fiscal year ended July 2, 2016 and the fees billed by Deloitte, our independent registered public accounting firm for the fiscal year ended July 1, 2017.

	Fiscal 2017	Fiscal 2016
	(In Thousands)
Audit Fees (1)	$1,398,070	$1,217,820
Audit-Related Fees (2)	$—	$200,000
Tax Fees (3)	$994,679	$195,000
All Other Fees	$13,550	$—
Total	$2,406,299	$1,612,820
(1)	Audit Fees include fees related to professional services rendered in connection with the audit of Lumentum’s annual financial statements, the audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, reviews of financial statements included in Lumentum’s Quarterly Reports on Form 10-Q, and audit services provided in connection with other statutory and regulatory filings.

(2)	Audit-Related Fees for Fiscal 2016 include fees related to services rendered in connection with the Separation.

(3)	Tax Fees include fees for professional services rendered in connection with transfer pricing tax consulting, compliance, and planning services and other tax consulting and for Fiscal 2017 include fees for professional services rendered by Deloitte, prior to their engagement as our independent registered public accounting firm.

23

Proposal No. 4

AUDITOR INDEPENDENCE

In our fiscal year ended July 1, 2017, there were no other professional services provided by Deloitte, other than those listed above, that would have required our Audit Committee to consider their compatibility with maintaining the independence of Deloitte.

AUDIT COMMITTEE POLICY ON PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All fees paid to Deloitte for our fiscal year ended July 1, 2017 were pre-approved by our Audit Committee.

VOTE REQUIRED

The ratification of the appointment of Deloitte requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE LLP.

24	2017 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of the NASDAQ Stock Exchange and rules and regulations of the SEC. The Audit Committee operates under a written charter approved by the board of directors, which is available on our website at www.lumentum.com. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.

With respect to the Company’s financial reporting process, the management of the Company is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s consolidated financial statements. Our independent registered public accounting firm, Deloitte, is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare our financial statements, which are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:

●	reviewed and discussed the audited financial statements with management and Deloitte;

●	discussed with Deloitte the matters required to be discussed by Auditing Standard No. 1301; and

●

received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence.

Based on the Audit Committee’s review and discussions with management and Deloitte, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 1, 2017 for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the board of directors:

Harold L. Covert (Chair)
Martin A. Kaplan
Brian J. Lillie

This report of the Audit Committee is required by the Securities and Exchange Commission (“SEC”) and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Securities Exchange Act of 1934, as amended (“Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

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EXECUTIVE OFFICERS

The following table sets forth information regarding individuals who serve as our executive officers. The position titles refer to each executive officer’s title at Lumentum as of September 19, 2017. Our executive officers are elected by our board of directors to hold office until their successors are elected and qualified.

Name	Age	Position
Alan Lowe	55	President and Chief Executive Officer
Aaron Tachibana	57	Chief Financial Officer and Executive Vice President
Vincent Retort	63	Chief Operations Officer and Executive Vice President
Jason Reinhardt	43	Executive Vice President, Global Sales and Product Line Management
Judy Hamel	51	Vice President, General Counsel and Secretary

For Mr. Lowe’s biography, see “Director Nominees.”

Aaron Tachibana has served as Lumentum’s chief financial officer since July 2015. Prior to joining Lumentum, Mr. Tachibana was employed by Viavi. Mr. Tachibana joined Viavi in November 2013 as vice president of finance and corporate controller. Prior to joining Viavi, Mr. Tachibana served as chief financial officer at Pericom Semiconductor Corp., a supplier of performance connectivity and timing solutions, from March 2010 to October 2013 where he led finance and human resources. From 1992 to 2010, he held executive and senior management positions with Asyst Technologies, Inc., Allied Telesis, Inc., TapCast Inc. and TeraStor Corporation. Mr. Tachibana holds a Bachelor of Science degree in Business Administration and Finance from San Jose State University.

Vincent Retort has served as Lumentum’s chief operations officer and executive vice president since February 2016, and was previously our senior vice president, research and development from July 2015 through February 2016. Prior to joining Lumentum, Mr. Retort was employed by Viavi. Mr. Retort joined Viavi in 2008 as vice president of research & development, CCOP, and became senior vice president of research & development of CCOP in 2011. From 2004 to 2008, Mr. Retort was vice president of product engineering, reliability and quality at NeoPhotonics Corporation, a designer and manufacturer of photonic integrated circuit based modules and subsystems. From 2002 to 2004, Mr. Retort served as senior director of development engineering, magnetic recording performance at Seagate Technologies PLC, an international manufacturer and distributor of computer disk drives. From 2000 to 2002, Mr. Retort served as vice president of product engineering at Lightwave Microsystems Corporation, a communications equipment company. Mr. Retort holds a Masters of Science degree in Biological Sciences from Stanford University and a Bachelor of Arts degree in Biology from West Virginia University.

Jason Reinhardt has served as Lumentum’s executive vice president, global sales and product line management, since February 2016, and was previously our senior vice president, sales from July 2015 through February 2016. Prior to joining Lumentum, Mr. Reinhardt was employed by Viavi. Mr. Reinhardt joined Viavi in May 2008 as Director of Sales for North America. He was subsequently promoted to Senior Director of North America Sales, VP and Senior VP of Global Sales, holding that position from August 2010 until January 2014, after which he focused on charitable humanitarian work while holding a part-time business development position. Mr. Reinhardt returned to a full-time role in June 2015, serving again as Viavi’s Senior VP of Global Sales. Before joining Viavi, Mr. Reinhardt served as Deputy Country Director of HOPE worldwide Afghanistan, Senior Director of North America Sales at Avanex Corporation and Account Manager and Production Engineer at Corning Incorporated. He also served as an officer in the United States Air Force prior to those roles. Mr. Reinhardt holds a Bachelor of Science degree in Electrical Engineering from Montana State University, and a Master of Business Administration degree from Babson College’s Franklin W. Olin Graduate School of Business.

Judy Hamel has served as Lumentum’s vice president, general counsel and secretary since July 2015. Prior to joining Lumentum, Ms. Hamel was employed by Viavi. Ms. Hamel joined Viavi in August 2012 as senior corporate counsel. Prior to joining Viavi, from September 2006 to August 2012, Ms. Hamel served as vice president legal affairs at Cortina Systems, Inc., a global communications supplier of port connectivity solutions to the networking and telecommunications sector. Previously, Ms. Hamel worked as a corporate associate at Silicon Valley law firms Cooley Godward LLP and Wilson Sonsini Goodrich and Rosati PC. Ms. Hamel holds a Juris Doctor degree from Santa Clara University School of Law, a Masters degree in Business Administration from San Jose State University and a Bachelor of Science degree in Economics and Finance from Southern New Hampshire University.

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COMPENSATION DISCUSSION AND ANALYSIS

This discussion of our executive compensation program is designed to provide our stockholders with an understanding of our compensation program in effect for our named executive officers (“NEOs”) who consisted of the following executive officers for fiscal year 2017:

●	Alan Lowe, our President and Chief Executive Officer

●	Aaron Tachibana, our Chief Financial Officer and Executive Vice President

●	Vincent Retort, our Chief Operations Officer and Executive Vice President

●	Jason Reinhardt, our Executive Vice President, global sales and product line management

●	Judy Hamel, our Vice President, General Counsel and Secretary

FISCAL YEAR 2017 BUSINESS PERFORMANCE

We posted strong results in our second year as an independent, publicly–traded company. Highlights of our fiscal year 2017 financial performance in several of our key metrics, along with comparable measures during fiscal years 2016 and 2015, are set forth in this section:

Net Revenue ($Ms) Performance	Total Shareholder Returns Performance

Gross Margin Performance	Operating Margin Performance

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	Fiscal Year 2017 ($ in millions)	Fiscal Year 2016 ($ in millions)	Fiscal Year 2015 ($ in millions)	Change 2015-2017
Net Revenue	$1,001.6	$903.0	$837.1	19.7%
Gross Margin	31.8%	30.7%	30.8%	100 bps
Adjusted Gross Margin	34.7%	33.0%	32.5%	220 bps
Operating Margin	4.8%	1.3%	(2.8)%	760 bps
Adjusted Operating Margin	12.4%	9.2%	5.4%	700 bps

Adjusted Gross Margin and Adjusted Operating Margin are non-GAAP measures that Lumentum discloses to provide additional information about the operating results of the Company. Please see Appendix A for a reconciliation of Adjusted Gross Margin and Adjusted Operating Margin to their nearest GAAP equivalents.

EXECUTIVE COMPENSATION HIGHLIGHTS

●

Increases to Executive Compensation due to Strong Fiscal Year 2017 Performance. In light of our strong performance in fiscal year 2017, and the continued success two years after the completion of the Separation, the Compensation Committee increased total target pay for our CEO (excluding the value of one-time awards) by approximately 42% and total target pay for our NEOs by approximately 43% on average, in each case as compared to their respective target pay levels in fiscal year 2016.

●

Above Target Payout of Cash Annual Incentive Program for Fiscal Year 2017. The fiscal year 2017 annual cash incentive plan was based on revenue and operating income. Due to solid financial and operational performance, during fiscal year 2017, our NEOs received payouts under our fiscal year 2017 annual cash incentive plan at 109.2% of target.

●

Introduction of Strategic Modifier in Annual Cash Incentive Plan for Fiscal Year 2017: The Compensation Committee believed that focusing on specific operational objectives was important for measuring the Company’s annual performance. As a result, the Compensation Committee introduced a strategic modifier into our annual cash incentive plan for fiscal year 2017 which resulted in a 10% reduction to the Annual Cash Incentive Plan payout. The Compensation Committee may decrease or increase cash incentive pay as a result of performance on defined strategic measures by up to 20%.

●

Introduction of PSAs for Fiscal Year 2018. Our Compensation Committee decided to introduce performance shares as a key component of our executives’ total compensation package going forward. These shares will make up one-third of the NEO’s annual equity award for fiscal year 2018, whereas RSUs will be comprised of two-thirds of each individual’s annual equity grant.

COMPENSATION PHILOSOPHY

Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:

●	Total compensation should attract, motivate and retain the talent necessary to achieve our business objectives in order to increase long-term value and drive stockholder returns.

●

Superior executive talent is motivated and retained through a strong pay for performance compensation system that provides the opportunity to earn above-average compensation in return for achieving business and financial success.

●	Our compensation practices continue to evolve to align compensation with recognized best practices and to address current market realities.

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To further these objectives, we seek to adhere to best practice for compensation and corporate governance purposes. These provisions protect our stockholders’ interests, as follows:

WHAT WE DO

●Pay for Performance: 86% of our CEO’s and 72% of our other NEOs’ fiscal year 2017 target compensation was subject to Lumentum’s financial and/or share price performance

●Emphasize Long-Term Company Performance: Over 55% of our NEOs’ fiscal year 2017 target compensation is in equity that vests over three years

●Maintain Stock Ownership Guidelines: 3x salary for our CEO and 1x for other NEOs

●Maintain a Clawback Policy: Provides for the recapture of awards in the event of a restatement caused by fraudulent or illegal conduct

●Require “Double-Trigger” for equity acceleration in connection with a change in control

●Employ an independent chairman of the board

●Engage an independent compensation advisor

●Conduct an annual risk review of our compensation programs

WHAT WE DON’T DO

●No excessive perquisites awarded to Executive Officers ●No tax gross-ups upon a change in control ●No hedging or pledging of Lumentum securities by employees or directors

ELEMENTS OF OUR FISCAL YEAR 2017 COMPENSATION PROGRAM

In fiscal year 2017, compensation that we provided to our NEOs primarily consisted of salary, annual cash incentive, and equity awards according to the following structure:

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COMPENSATION DECISION PROCESSES

The Compensation Committee administers and determines the parameters of the executive compensation program. In carrying out its functions, the Compensation Committee seeks input from Semler Brossy, the independent compensation advisor to the Compensation Committee and our management (other than with respect to their own compensation).

Semler Brossy provides advice relating to our compensation peer group selection as well as provides support and specific analysis with regard to compensation data and formulation of recommendations for executive compensation. Semler Brossy reports directly to our Compensation Committee and is independent from our management.

Our CEO and Senior Vice President of Human Resources presents to the Compensation Committee performance reviews and compensation recommendations for our NEOs (other than our CEO). Our management team references the materials that Semler Brossy prepared for the Compensation Committee in developing NEO compensation recommendations for the Compensation Committee’s consideration.

The Compensation Committee approves all compensation for our NEOs (other than our CEO). The Compensation Committee reviews and recommends to the board of directors our CEO’s compensation which was approved by the board of directors and the CEO was not present for these discussions.

PEER GROUP

The Compensation Committee, with input from Semler Brossy, reviews the compensation practices at similarly situated companies that comprise our 2017 peer group. The characteristics and details around the 2017 peer group are listed below.

Primary Uses of Peer Group	Peer Group Companies	Peer Group Financial Positioning

Characteristics: Companies similar in revenue, size, and business operations to Lumentum:

●Performance and pay relationship

●NEO compensation levels

●Annual and long-term incentive plan design

●Independent director compensation

●Equity plan and share usage

●Change in control and severance

●Benefits and perquisites
	Ciena Coherent Finisar FLIR Systems Infinera IPG Photonics Newport Oclaro Polycom Qorvo Viavi Xilinx Xura	Lumentum and Peer Financial Positioning Note: Excludes Newport, Polycom and Xura as they are no longer trading companies

In addition, the Compensation Committee also reviews market data from the US Radford Survey for companies with comparable revenue size to assess the competitiveness of our executive compensation programs.

Though its review of competitive market data of the peer group companies and the survey data informs its decisions, the Compensation Committee also applies its judgment in determining the pay levels of NEOs. Additional factors the Compensation Committee considers when making its compensation decisions include input from our management team, Company performance, individual performance and experience, each NEO’s role and/or retention and incentive objectives.

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Base Salary

Base salary represents the fixed portion of our NEOs compensation and is intended to attract and retain highly talented individuals. In determining base compensation levels, our Compensation Committee analyzes base salary information for similar positions and titles at companies in our compensation peer group and the survey data, and also considers the input from our management team as described above. In fiscal year 2017, the Compensation Committee, after taking into account Company performance and the individual NEO’s performance, increased the base salaries of each of our NEOs.

	Fiscal Year 2017 ($) (1)	Fiscal Year 2016 ($) (1)
Alan Lowe	700,000	625,000
Aaron Tachibana	400,000	365,000
Vincent Retort	430,000	415,000
Jason Reinhardt	410,000	370,000
Judy Hamel	290,000	270,000
(1)	Amounts in this table reflect annualized base salaries. Actual salaries paid during these periods are described below under the section titled “— Summary Compensation Table.” For fiscal year 2016, the base salary increases were effective August 1, 2015, and for fiscal year 2017, the base salary increases were effective October 16, 2016.

ANNUAL CASH INCENTIVE PLAN

We operate an annual cash incentive plan (“CIP”) under our Executive Officer Performance-based Incentive Plan (the “Incentive Plan”), which plan is intended to reward our NEOs for achieving annual financial goals.

Fiscal Year 2017

The Compensation Committee approved consolidated revenue and adjusted operating income percent margin as the primary performance measures under the CIP for determining cash incentive amounts for our NEOs in fiscal year 2017. These measures reflect the Company’s success in maintaining and growing the customer base while maintaining profitability, which the Compensation Committee believes are critical measures in the first few years following the Separation.

For fiscal year 2017, the Compensation Committee determined that an aggregate bonus pool would be created under the CIP if we achieve positive operating income. If we achieved positive operating income for the fiscal year 2017, then the funding of the CIP would be reduced (but not increased) based on our achievements as follows: 80% measured on adjusted operating income percent margin and 20% measured on revenue. Operating income continues to be measured in two six-month periods, whereas revenue is measured as a full-year performance measurement. For Mr. Reinhardt, the funding as it relates to his assigned bonus opportunity in fiscal year 2017 would be reduced (but not increased) based on our achievement under the same bonus scheme for operating income percent margin as other participants described above (weighted approximately 40%) and revenue (weighted approximately 60%). We believe a different weighting for Mr. Reinhardt, our top sales executive, was appropriate to provide additional incentives for him to drive growth through sales.

The Compensation Committee also added a strategic measure to the CIP for fiscal year 2017 that acts as a modifier to CIP payout. The Compensation Committee believed that focusing on specific operational objectives was important to measuring success. The Compensation Committee has the discretion to adjust payouts by up to 20% in either direction for achievement of the strategic modifier based on the Compensation Committee’s subjective assessment with management’s input of certain operation measures in our business during fiscal year 2017. The modifier impacts adjusted operating income for the first half of the year separately from adjusted operating income for the second half of the year and full year revenue.

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The chart below illustrates the general structure of the CIP for fiscal year 2017.

Fiscal Year 2017 CIP Measure Leverage Curves and Structure

If the threshold performance is achieved, the CIP generally will fund with respect to any performance measure based on a linear interpolation between threshold performance (50% funding) and maximum performance (200% funding), with the exception of the flat range around target to help provide some flexibility as shown below.

Op. Income (% of target)	Payout
157% or more	200%
95% - 105%	100%
71%	50%
Less than 71%	0%

Revenue (% of target)	Payout
111% or more	200%
98% - 102%	100%
84%	50%
Less than 84%	0%

FY17 Annual Cash Incentive Plan Target Bonus Opportunities

In approving each NEO’s fiscal year 2017 target bonus opportunities under the CIP, the Compensation Committee considered each NEO’s role at Lumentum and competitive market data from the compensation peer group and survey data.

	Fiscal Year 2017 CIP Target
	Target ($)	% of Salary (%)
Alan Lowe	700,000	100
Aaron Tachibana	280,000	70
Vincent Retort	344,000	80
Jason Reinhardt (1)	328,000	80
Judy Hamel	145,000	50
(1)	Mr. Reinhardt’s target bonus is based on two components: (i) 80% of half of his base salary for achievement of revenue target; and (ii) 80% of half of his base salary for achievement of the CIP targets.

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Fiscal Year 2017 Annual Cash Incentive Plan Achievement

Following the end of fiscal year 2017, the Compensation Committee reviewed the achievement of the performance measures under the CIP and determined that we achieved positive operating income and the following results for the primarily performance measures:

	Minimum	Target	Maximum	Performance as % of Target
1st Half Adjusting Operating Income Margin % – 40% weight	7.5%	10%-11%	16.5%	149%
2nd Half Adjusted Operating Income Margin % – 40% weight	7.5%	10%-11%	16.5%	100%
Full Year Consolidated Revenue – 20% weight	$840	$980-1,020	$1,110	100%

In approving each NEO’s fiscal year 2017 target bonus opportunities under the CIP, the Compensation Committee considered each NEO’s role at Lumentum and external competitive market data from compensation peer group and survey data. In fiscal year 2017, our first half operating income margin was 13.7%, resulting in our cash incentive plan funding at 149% of target. We then applied the strategic modifier under the CIP to adjust plan payouts downward by 10% for the first half of fiscal year 2017. For the second half of fiscal year 2017, our operating income margin was 11% and our full year consolidated revenue was $1,001.6 million, resulting in our cash incentive plan funding at 100% of target. We then applied the strategic modifier under the CIP to adjust plan payouts downward by 10% for the operating income margin objective as well as downward by 10% for the full year consolidated revenue objective for the second half of fiscal year 2017. Total fiscal year 2017 individual cash incentive plan payouts for our NEOs were as follows:

	Fiscal Year 2017 CIP Target		Fiscal Year 2017 CIP Payouts
	Target ($)	% of Salary (%)	Payout ($)	% of Salary (%)
Alan Lowe	700,000	100	754,040	107.7%
Aaron Tachibana	280,000	70	301,616	75.4%
Vincent Retort	344,000	80	370,557	86.2%
Jason Reinhardt	328,000	80	379,775	92.6%
Judy Hamel	145,000	50	156,194	53.9%

EQUITY INCENTIVE AWARDS

We use annual equity awards to deliver long-term incentive compensation opportunities to our NEOs and one-time equity awards to address special situations that may arise from time to time, such as promotions and retention arrangements. Our equity incentive awards are intended to align the interests of our NEOs with those of our stockholders. Equity awards are generally subject to vesting restrictions to encourage ownership and retention of equity interests in Lumentum. To determine annual equity awards for our NEOs, the Compensation Committee reviews each executive’s role, performance, and current competitive market information from both the compensation peer group and survey data.

Annual Equity Awards

Annual equity awards for fiscal year 2017 consisted of restricted stock awards (“RSAs”) that vest ratably over three years. Each RSA represents a right to receive one share of common stock upon vesting. The Compensation Committee determined that RSAs or RSUs were the best vehicle to create stability during our first two years as an independent public company in light of the uncertainty regarding our stock price. Annual equity awards granted to our NEOs with respect to fiscal year 2017 are set forth in the table below. The size of these annual equity awards was determined taking into account the factors stated above.

	Annual Equity
	Target Value of RSAs ($) (1)	Number of RSAs
Alan Lowe	3,700,000	139,370
Aaron Tachibana	750,000	28,250
Vincent Retort	1,700,000	64,034
Jason Reinhardt	850,000	32,017
Judy Hamel	325,000	12,241
(1)	The number of actual shares per RSA is determined based on the average of the daily volume weighted average price for the month prior to the month in which the RSA is granted.

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CEO One-time Equity Award

Mr. Lowe was awarded a one-time grant of 73,854 RSUs on August 1, 2015 in recognition of his promotion to CEO in connection with the Separation. 50% of the award vests ratably over three years and 50% vests over three years based on the achievement of certain performance measures (the “performance-based component”).

The performance-based component would have vested if Lumentum had achieved 10% organic revenue growth in fiscal year 2016. This target was not met in fiscal year 2016 and 50% of the performance-based component of the award (18,463 shares) was forfeited. The remaining 50% of the performance-based component was eligible to vest in fiscal year 2017 if Lumentum achieved 10% organic revenue growth. This target was met in fiscal year 2017 and 50% of the performance-based shares (18,464 shares) were earned. Upon certification of the financial performance, 50% of the earned performance-based shares vested on the two year anniversary of the grant date and the remaining 50% will vest on the three year anniversary of the grant date.

Changes for Fiscal Year 2018

Beginning in fiscal year 2018, our Compensation Committee introduced performance shares as a key component of our executives’ total compensation package. We intend for performance shares to represent one-third of each NEO’s annual equity award for fiscal year 2018, and time-based RSUs to represent two-thirds of each NEO’s annual equity award for fiscal year 2018.

EMPLOYMENT AGREEMENT WITH MR. LOWE

Lumentum entered into an employment agreement with Alan Lowe in August 2015. The employment agreement has an initial term of three years and will automatically renew for one year terms unless either party provides written notice of non-renewal at least 90 days prior to the end of the term. The employment agreement generally provides Mr. Lowe an annual base salary, an annual target bonus, and equity awards. The agreement makes Mr. Lowe eligible to participate in the employee benefit plans maintained by Lumentum or Lumentum Operations LLC (the “LLC”), its subsidiary, and generally applicable to the senior executives of the LLC. The employment agreement also provides Mr. Lowe lump sum cash payments and vesting acceleration of outstanding Lumentum equity awards under certain terminations of his employment. For additional information concerning Mr. Lowe’s change of control benefits, see “Potential Payments Upon a Termination or Change in Control”.

SHARE OWNERSHIP GUIDELINES

Our share ownership guidelines require all executive officers and directors maintain a significant equity investment in Lumentum based upon a multiple of his or her base salary or annual cash retainer, respectively.

Title	Ownership Requirement
CEO	3x base salary
All Other Executive Officers	1x base salary
Directors	3x annual cash retainer

Shares owned outright and unvested and vested restricted stock and restricted stock units and any stock options exercisable within 60 days count toward the ownership requirements. These ownership levels must be attained within five years from the date of initial election or appointment to the board of directors, in the case of non-employee directors, or within five years following the appointment of executive officers. At the time the Compensation Committee reviewed the policy in February 2017, all directors and executive officers were in compliance or on track to achieve compliance with the guidelines.

Clawback Policy

The Compensation Committee approved a clawback policy in August 2016 that allows our board of directors the discretion to recover cash incentive plan awards and performance-based equity awards that are earned based on financial results, if those results are restated within three years of being earned as a result of fraudulent or illegal conduct. The policy covers our executive officers.

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Federal Income Tax Consequences

The Incentive Plan and the 2015 Plan each were approved by our stockholders in 2016, and are intended to permit (but not require) the payment of compensation that qualifies as “performance-based” compensation under Section 162(m). Under Section 162(m), we may not receive a federal income tax deduction for compensation paid to our chief executive officer or any of our other three most highly compensated executive officers (other than our chief financial officer) to the extent that any of these persons receives more than $1,000,000 in any one year. However, “performance-based” compensation that qualifies under Section 162(m) is exempt from this $1,000,000 limitation. The Incentive Plan and the 2015 Plan each allow us the opportunity to choose to pay incentive compensation that is intended to be performance-based and therefore potentially fully tax deductible on our federal income tax return (subject to future changes in tax laws and other circumstances). We also may choose to pay other or additional compensation outside of the Incentive Plan or the 2015 Plan, as applicable, that is not intended to qualify as performance-based compensation (and that, therefore, may not be tax deductible for us). For example, base salaries do not qualify as performance-based compensation and any bonuses paid outside of the Incentive Plan likely would not qualify as performance-based compensation.

Compensation Risk Assessment

The Compensation Committee, with the assistance of Semler Brossy, analyzed the potential risks arising from our compensation policies and practices and determined that there are no such risks that are reasonably likely to have a material adverse effect on us.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis section and discussed it with management. Based on its review and discussions with management, the committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended July 1, 2017.

The Compensation Committee:
Penelope A. Herscher (Chair)
Harold L. Covert
Samuel F. Thomas

SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning the compensation awarded to, earned by or paid to each of our NEOs for the fiscal year ended July 1, 2017 and, to the extent required under the SEC executive compensation rules, the fiscal years ended July 2, 2016 and June 27, 2015.

As discussed in this Proxy Statement, Lumentum separated from Viavi and became an independent public company effective July 31, 2015. The information provided below includes compensation earned by our NEOs for services provided to Viavi prior to the Separation.

Name and Principal Position	Year	Salary ($) (1)	Stock Award ($) (2)(3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Alan Lowe	2017	700,962	4,459,840	754,040	4,000	5,918,842
President and Chief Executive Officer	2016	652,577	3,853,775	597,775	7,678	5,111,805
President, CCOP, JDS Uniphase	2015	562,000	1,195,001	205,135	4,000	1,966,136
Aaron Tachibana	2017	403,269	927,448	301,616	8,541	1,640,874
Chief Financial Officer	2016	362,138	990,966	209,460	6,738	1,569,303
Corporate Controller, JDS Uniphase	2015	284,123	233,520	48,468	9,236	575,347
Vincent Retort	2017	441,346	2,102,236	370,557	6,596	2,920,735
Chief Operations Officer and Executive Vice President	2016	406,442	800,778	254,499	7,446	1,469,166
Vice President, R&D, JDS Uniphase	2015	338,077	677,565	86,641	4,000	1,106,283
Jason Reinhardt
Executive Vice President, Global Sales and
Product Line Management	2017	411,923	1,051,118	379,775	4,000	1,846,817
Judy Hamel
Vice President, General Counsel and Secretary	2017	294,231	401,872	156,194	9,754	862,051

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(1)	Actual salary earned during fiscal years 2017, 2016 or 2015, as applicable.

(2)	Amounts shown do not reflect compensation actually received by the NEO. Instead, the amounts shown are the grant date fair value in the period presented as determined pursuant to stock-based compensation accounting rule FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to calculate these amounts are set forth under “Note 16. Stock Based Compensation and Stock Plans” in our Annual Report on Form 10-K for the fiscal year ended July 1, 2017. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(3)	The stock awards for Mr. Lowe includes an MSU award granted in fiscal year 2016 for 36,927 shares, of which 18,463 shares did not vest and were cancelled in fiscal year 2016, and 18,464 shares with a value of $1,053,371 that will vest due to achievement of performance measures. 50% of these shares vested on August 15, 2017 and 50% will vest on August 15, 2018. See “—Market Stock Units” for further information about the MSUs.

(4)	Non-Equity Incentive Plan Compensation for fiscal year 2015 was paid pursuant to the JDSU Variable Pay Plan and for fiscal years 2017 and 2016 was paid pursuant to the Lumentum Cash Incentive Plan. See “-Annual Cash Incentive Plan” for an additional discussion.

(5)	All amounts represent 401(k) matching contributions by Viavi or Lumentum, as applicable.

2017 GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth information with respect to plan-based compensation in fiscal year 2017 to each NEO, including cash incentive opportunities under the CIP (and Sales Incentive Plan (“SIP”) with regard to Mr. Reinhardt) and equity in the form of RSAs. The terms of the CIP opportunities are described in “Compensation Discussion and Analysis – Annual Cash Incentive Plan,” and the material terms of the equity awards are described in “Compensation Discussion and Analysis – Equity Incentive Awards”. See “Compensation Discussion and Analysis” for a description of the material factors necessary to an understanding of the information disclosed below.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Name		Grant Date	Threshold ($)	Target ($)	Maximum ($)
Alan Lowe
		8/17/2016				139,370	4,459,840
		N/A	350,000	700,000	1,400,000
Aaron Tachibana
		8/16/2016				28,250	927,448
		N/A	140,000	280,000	560,000
Vincent Retort
		8/16/2016				64,034	2,102,236
		N/A	172,000	344,000	688,000
Jason Reinhardt (1)
		8/16/2016				32,017	1,051,118
	CIP	N/A	82,000	164,000	328,000
	SIP	N/A	(2)	164,000	(2)
Judy Hamel
		8/16/2016				12,241	401,872
		N/A	72,500	145,000	290,000
(1)	Mr. Reinhardt’s non-equity incentive plan award is composed of two components: (i) one component based on achievement of a revenue target under the SIP; and (ii) one component based on achievement of the CIP targets.

(2)	There is no minimum or maximum award amounts under the SIP for Mr. Reinhardt.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table provides information regarding outstanding equity awards and applicable market values at the end of fiscal year 2017.

All references in the following table to stock options and RSUs granted by Viavi prior to the Separation relate to awards in respect of Viavi common shares. In connection with the Separation, these stock options and restricted stock units were converted into Lumentum stock options and restricted stock units, subject to the adjustments described below under “-Treatment of Equity Awards at Separation.”

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (5)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
	Exercisable		Unexercisable
Alan Lowe								9,098	(3)	519,041
								18,464	(4)	1,053,371
						139,370	7,951,059
						2,286	130,416
						63,915	3,646,351
Aaron Tachibana						28,250	1,611,663
						960	54,768
						5,459	311,436
						12,370	705,709
						12,801	730,297
Vince Retort	10,235	(2)	—	45.89	8/15/2018
	20,471	(2)	—	45.89	2/15/2019
						64,034	3,653,140
						1,296	73,937
						16,493	940,926
								5,158	(3)	294,264
Jason Reinhardt						32,017	1,826,570
						9,276	529,196
						9,847	561,771
Judy Hamel						12,241	698,349
						230	13,122
						910	51,916
						2,575	146,904
						7,385	421,314
(1)	Amounts reflecting market value of RSUs are based on the price of $57.05 per share, which was the closing price of our common stock as reported on NASDAQ on June 30, 2017.
(2)	Fully vested stock option.
(3)	MSUs that vest based upon the Company’s performance in fiscal year 2016 relative to a revenue target set by the Compensation Committee. The actual number of shares that vest range from 0% to 150% of the target amount for each vesting tranche.

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(4)	Performance based stock units which vest 1/2 of the awarded units on the second and third anniversaries of the grant date based upon the Company’s performance in fiscal year 2017 relative to a revenue target set by the Compensation Committee.
(5)	Time-based RSAs and RSUs that vest 1/3 of the awarded units on the first anniversary of the grant date and the remainder of the units in equal quarterly installments for two years thereafter.

Each of the options and other equity awards granted prior to the Separation and reflected in the above table were issued under the JDSU 2003 Equity Incentive Plan and converted to the 2015 Plan.

OPTION EXERCISES AND STOCK VESTED IN 2017

The following table sets forth information on exercises of stock options and vesting of RSUs during fiscal year 2017 for each NEO. The table includes: (i) the number of shares of underlying options exercised; (ii) the aggregate dollar value realized upon exercise of such options; (iii) the number of shares received from the vesting of RSUs, and payout of MSUs and PSUs; and (iv) the aggregate dollar value realized upon the vesting of such RSUs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Alan Lowe	89,389	1,602,494	120,620	4,799,702
Aaron Tachibana	0	0	32,871	1,266,552
Vincent Retort	24,565	286,428	38,927	1,567,649
Jason Reinhardt	0	0	25,086	957,186
Judy Hamel	0	0	10,694	397,419
(1)	Represents the amounts realized based on the difference between the market price of our Common Stock on NASDAQ on the date of exercise and the exercise price.
(2)	Represents the amounts realized based on the product of the number of units vested and the closing price of our Common Stock on NASDAQ on the vesting day.

Treatment of Equity Awards at Separation

At the time of the Separation, Viavi had outstanding equity awards relating to its common stock in the form of stock options, RSUs and MSUs under its Amended and Restated 2003 Equity Incentive Plan and 2005 Acquisition Equity Incentive Plan (the “JDSU Equity Plans”). The JDSU Equity Plans require adjustments to Viavi equity awards outstanding at the time of the Separation in the event of certain transactions, including the distribution of our common stock in connection with the Separation.

Generally, Viavi equity awards held by our employees, including our named executive officers, immediately prior to the Separation were converted into awards for shares of our common stock under the 2015 Plan described below, with specific adjustments to these awards to reflect the Separation depending on the type of award. The following discussion describes the treatment of Viavi equity awards held by our employees, including our named executive officers. This treatment became effective as of the distribution date of shares of our common stock to Viavi stockholders in connection with the Separation (the “distribution date”).

Service-Vesting Stock Options

Viavi options that vest based solely on their holder’s service and that were outstanding on the distribution date and held by our employees were converted into Lumentum options, without any changes to the original terms of the Viavi options, other than appropriate adjustments to the number of shares of our common stock subject to each Lumentum option and to the exercise price payable per share in order to preserve the economic value of the Viavi options immediately prior to the Separation.

Stock Options with Market Conditions

Certain outstanding Viavi options held by our employees prior to the Separation were scheduled to vest based upon the holder’s continued service with Viavi but would not become exercisable until Viavi’s common stock price exceeded a stated threshold for 30 consecutive trading days. These options were adjusted in the same manner described for service-vesting options, except that, for purposes of determining whether the share price requirement is satisfied during the 30 days following the distribution date, our share price (as adjusted to reflect the distribution) was combined with the Viavi share price.

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Restricted Stock Units

Viavi RSUs held by our employees on the distribution date were converted into RSUs for shares of our common stock, without any changes to the original terms of the Viavi RSUs, other than appropriate adjustments to the number of shares of our common stock subject to the Lumentum RSU awards in order to preserve the economic value of these awards immediately prior to the Separation.

Market Stock Units

Viavi MSU awards held by our employees prior to the Separation were scheduled to vest based upon their holder’s continued service and the relative Viavi TSR in comparison to the TSR range of the companies included in the Index during a specified measurement period. Viavi MSU awards held by our employees on the distribution date were converted into Lumentum awards in the same manner described for Viavi MSUs. In connection with the Separation, the 2015 measurement period, as well as the vesting and performance goals applicable to the remaining Lumentum MSU awards were adjusted by the Compensation Committee as shown in the table below.

Original Viavi MSU Award	Vesting Terms of Converted Lumentum MSU Award
2012 Viavi MSU Award

The number of Lumentum MSUs that vested was based on Viavi’s TSR relative to the performance of those companies in the Index measured over a 60-day period ending on July 31, 2015, with a vesting date of September 25, 2015. 81.2% of the awarded units vested based on the performance measurement.

2013 Viavi MSU Award

For 50% of the unvested Viavi MSUs: the number of corresponding Lumentum MSUs that vested was based on Viavi’s TSR relative to the performance of those companies in the Index measured over a 60-day period ending on July 31, 2015, with a vesting date of September 25, 2015. 66.6% of the awarded units vested for this tranche based on the performance measurement.

For the remaining 50% of unvested Viavi MSUs: the number of corresponding Lumentum awards that vested was based on Lumentum’s performance in fiscal year 2016 relative to a revenue target set by the Compensation Committee, with the holder being eligible to earn up to 150% of the target amount based on certain levels of achievement in excess of the revenue target, with a vesting date of September 25, 2016. 100% of the awarded units vested for this tranche based on the performance measurement.

2014 Viavi MSU Award

For 1/3 of the unvested Viavi MSUs: the number of corresponding Lumentum MSUs that vested was based on Viavi’s TSR relative to the performance of those companies in the Index measured over a 60-day period ending on July 31, 2015, with a vesting date of September 25, 2015. 122.6% of the awarded units vested on September 25, 2015 for this tranche based on the performance measurement.

For the remaining 2/3 of the unvested Viavi MSUs: the number of corresponding Lumentum awards that vested was based on Lumentum’s performance in fiscal year 2016 relative to a revenue target set by the Compensation Committee, with the holder being eligible to earn up to 150% of the target amount based on certain levels of achievement in excess of the revenue target. 100% of the awarded units vested for this tranche based on the performance measurement, with vesting dates of September 25, 2016 (50% of any earned Lumentum awards) and September 25, 2017 (50% of any earned Lumentum awards).

Continued Service-Vesting

The service-vesting requirements in effect for each Viavi award held by our employees prior to the Separation remained unchanged in connection with the Separation from Viavi and are measured in terms of both service prior to the Separation and continued service with Lumentum after the Separation.

CEO Change in Control Benefits

If Mr. Lowe’s employment is terminated without “cause”, he resigns for “good reason,” (each as defined in his employment agreement) or his employment terminates due to death or disability, during a period between a potential change in control date and ending 18 months following the consummation of a change in control (the “Coverage Period”), Mr. Lowe will receive from the LLC (subject to Mr. Lowe signing and not revoking a release of claims with Lumentum and the LLC that becomes effective in accordance with the agreement):

(i)	a lump sum cash payment of 200% of his base salary for the year in which his employment is terminated plus 200% of his target annual bonus for the year in which his employment was terminated,
(ii)	vesting acceleration of 100% of any of Mr. Lowe’s outstanding Lumentum equity awards (effective the later of the date of termination or the date of the consummation of the change in control), and

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(iii)	a lump sum cash payment of 24 multiplied by the monthly health insurance continuation premiums for the health, dental, and vision insurance options in which Mr. Lowe and his eligible dependents are enrolled on the termination date.

If Mr. Lowe’s employment is terminated without “cause” or he resigns for “good reason,” (each as defined in his employment agreement) in either case, outside the Coverage Period, he will receive from the LLC (subject to Mr. Lowe signing and not revoking a release of claims with Lumentum and the LLC that becomes effective in accordance with the agreement):

(i)	a lump sum cash payment equal to 150% of his base salary for the year in which his employment is terminated,
(ii)	acceleration of any of Mr. Lowe’s outstanding Lumentum equity awards such that Mr. Lowe will be vested in the number of Lumentum equity awards that Mr. Lowe would have been vested in had Mr. Lowe remained continuously employed for an additional 12 months, and
(iii)	a lump sum cash payment equal to 12 multiplied by the monthly health insurance continuation premiums for the health, dental, and vision insurance options in which Mr. Lowe and his eligible dependents are enrolled on the termination date.

2015 Change in Control Benefits Plan

In April 2015, the board of directors of Viavi approved the Lumentum 2015 Change in Control Benefits Plan (the “Lumentum CIC Plan”), which was amended by the Lumentum Compensation Committee in August 2015. Pursuant to the plan, eligible executives, including the NEOs (except for the CEO), will receive cash payments and accelerated vesting of options, restricted stock units and other securities under the following circumstances.

In the event an eligible executive’s employment is terminated without “cause” (as defined in the Lumentum CIC Plan) or the eligible executive resigns for “good reason” (as defined in the Lumentum CIC Plan), in either case, occurring outside the date beginning on the public announcement of an intent to consummate a change in control of Lumentum and ending 12 months following the consummation of the change in control, the eligible executive will be entitled to receive from the LLC (subject to the executive signing and not revoking a release of claims that become effective in accordance with the Lumentum CIC Plan):

(i)	accelerated vesting of unvested Lumentum equity awards held at the time of termination as to the number of shares that otherwise would vest over the nine-month period following the termination date,
(ii)	a lump sum payment (less applicable tax and other withholdings) equal to nine months of base salary, and
(iii)	reimbursement of COBRA premiums for the lesser of 9 months or the maximum allowable COBRA period.

In the event of a qualifying termination (as defined below), each of the eligible executives will be entitled to receive

(i)	accelerated vesting in full of any unvested equity awards held at the time of termination (including accelerated vesting of any performance-based awards at 100% of the target achievement level),
(ii)	a lump sum payment (less applicable tax and other withholdings) equal to two years’ base salary, and
(iii)	reimbursement of COBRA premiums for the lesser of 12 months or the maximum allowable COBRA period.

A qualifying termination under the Lumentum CIC Plan is (i) any involuntary termination without cause or resignation for good reason during the period beginning upon the public announcement of an intent to consummate a change in control of Lumentum and ending 12 months following the consummation of the change in control, or (ii) any termination due to disability or death occurring within 12 months following a change in control of Lumentum.

A change in control of Lumentum includes the acquisition by any person of more than 50% of the fair market value or voting power of outstanding Lumentum voting stock, a merger of Lumentum unless the Lumentum stockholders retain more than 50% of the voting power of the securities of the surviving entity and the Lumentum directors constitute a majority of the surviving entity’s board of directors, or sale of substantially all of the assets of Lumentum.

Eligible executives are those employed in the United States or Canada who are (a) at the level of Senior Vice President or above and who (i) hold one or more of the following positions or their functional equivalents: Chief Financial Officer, Chief Administrative Officer, Chief Legal Officer, Chief Information Officer, Chief Marketing Officer, Chief Research & Development Officer, Chief Operations Officer, Global Sales Officer and the senior executive responsible for Human Resources, or (ii) are designated in writing by the Chief Executive Officer as being an eligible executive, subject to subsequent review and ratification by the Compensation Committee at its discretion, or (b) are at the level of Vice President or above and who hold the position of VP Laser Product Line Management, VP Optical Communications Product Line Management, VP Datacom Product Line Management, VP Strategy and Corporate Development, or VP General Counsel.

The Lumentum CIC Plan is administered by the Compensation Committee of our board of directors. It will terminate on June 30, 2018 if no change in control of Lumentum has occurred by that date.

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POTENTIAL PAYMENTS UPON A TERMINATION OR CHANGE IN CONTROL

The following table describes potential payments and benefits that would have been received or receivable by each NEO if employment had been terminated under various circumstances on July 1, 2017, the last day of our most recent fiscal year. For equity awards, we used $57.05, the closing stock price on June 30, 2017, the last trading day of our most recent fiscal year.

Potential Payments Upon Termination or Change in Control Table

		Before Change in Control	Within Twelve Months After Change in Control
Name	Benefit	Termination w/o Cause or for Good Reason ($) (1)	Termination w/o Cause or for Good Reason ($) (2)
Alan Lowe	Salary	1,050,000	2,800,000
	Securities	8,714,844	13,300,238
	COBRA	20,867	41,734
Aaron Tachibana	Salary	300,000	800,000
	Securities	1,956,644	3.413.872
	COBRA	15,656	20,875
Vincent Retort	Salary	322,500	860,000
	Securities	2,750,323	6,714,043
	COBRA	11,718	15,624
Jason Reinhardt	Salary	307,500	820,000
	Securities	1,507,261	2,917,537
	COBRA	12,704	16,938
Judy Hamel	Salary	217,500	580,000
	Securities	711,356	1,331,604
	COBRA	11,472	15,296
(1)	Mr. Lowe’s benefits in the column represent (a) a cash payment (less applicable tax and other withholdings) equivalent to 150% of his annual base salary as of the date of termination of employment; (b) accelerated vesting of any unvested stock options, restricted stock awards and restricted stock units held at the time of termination that would have vested over the 12 months following the termination date; and (c) a cash payment (less applicable tax and other withholdings) equal to 12 times the monthly health insurance continuation premiums. For the NEOs other than Mr. Lowe, the benefits in the column represent (a) a cash payment (less applicable tax and other withholdings) equivalent to 9 months of their annual base salary as of the date of termination of employment; (b) accelerated vesting of any unvested stock options, restricted stock awards and restricted stock units held at the time of termination that would have vested over the 9 months following the termination date and (c) reimbursement of COBRA premiums for up to 9 months.
(2)	All benefits in this column except for Mr. Lowe’s represent (a) accelerated vesting of any unvested stock options, restricted stock units and restricted stock awards held at the time of termination (including accelerated vesting of any performance-based awards at 100% of the target achievement level), (b) a cash payment (less applicable tax and other withholdings) equal to two year’s base salary and (c) reimbursement of COBRA premiums for up to one year. Mr. Lowe’s benefits in this column represent (x) a cash payment (less applicable tax and other withholdings) equivalent to two times his annual base salary as of the date of termination and two times his target cash incentive amount under the CIP; (y) accelerated vesting of any unvested options, restricted stock units, or restricted stock awards which have been granted or issued as of the date of termination of his employment; and (z) a cash payment (less applicable tax and other withholdings) equal to 24 times the monthly health insurance continuation premiums. Mr. Lowe’s employment agreement and the Lumentum CIC Plan provide for these benefits if a termination due to death or disability occurs within twelve months following a change in control.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about shares of Lumentum’s common stock that may be issued under Lumentum’s equity compensation plans, including compensation plans that were not approved by Lumentum’s stockholders. Information in the table is as of July 1, 2017.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted- average Exercise Price of Outstanding Options, Warrants and Rights ($) (1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,210,086	(2)	36.75	6,604,850
Equity compensation plans not approved by security holders	0		—	0
Total	2,210,086		$36,75	6,604,850
(1)	The weighted average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs, which have no exercise price.
(2)	This number includes 44,784 shares subject to outstanding options, 365,368 shares were subject to outstanding RSA awards and 1,799,934 shares were subject to outstanding RSU and RSA awards.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table reports the number of shares of our common stock beneficially owned as of August 25, 2017, by (i) all persons who are known to us to be beneficial owners of five percent or more of our common stock, (ii) each of our directors and named executive officers, and (iii) all of our directors and executive officers as a group. We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our common stock subject to options or restricted stock units held by that person that are currently exercisable or exercisable within 60 days of August 25, 2017. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. We have based percentage ownership of our common stock on 61,886,505 shares of our common stock outstanding as of August 25, 2017. Unless otherwise indicated, the address of each beneficial owner listed on the table below is c/o Lumentum Holdings Inc., 400 North McCarthy Boulevard, Milpitas, California, 95035.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned
5% or more Stockholders	Number	Percentage
Capital Research Global Investors (1)	6,442,534	10.41%
BlackRock Inc. (2)	6,107,757	9.87%
The Vanguard Group (3)	4,716,612	7.62%
Directors and Named Executive Officers
Alan S. Lowe (4)	150,260	*
Harold L. Covert	19,235	*
Penelope A. Herscher	29,746	*
Martin A. Kaplan	41,581	*
Samuel F. Thomas	20,698	*
Brian J. Lillie	20,698	*
Aaron Tachibana (5)	40,950	*
Vincent Retort (6)	80,192	*
Jason Reinhardt (7)	44,736	*
Judy Hamel (8)	20,343	*
All directors and executive officers as a group (10 persons)	468,439	*
*	Indicates ownership of less than 1% of our common stock.

(1)	Based solely on a Schedule 13G/A filing made by Capital Research Global Investors on February 3, 2017, reporting sole voting and dispositive power over the shares in its capacity as an investment advisor. The address for Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071.

(2)	Based solely on a Schedule 13G filing made by BlackRock Inc. on February 8, 2017, reporting sole voting power over 5,999,811 shares and sole dispositive power over 6,107,757 shares. The address for BlackRock Inc. is 55 East 52nd Street, New York, NY 10022.

(3)	Based solely on a Schedule 13G filing made by The Vanguard Group on February 10, 2017, reporting sole voting power over 101,373 shares, shared voting power over 4,306 shares, sole dispositive power over 4,613,267 shares, and shared dispositive power over 103,345 shares. Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 99,039 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 6,640 shares as a result of its serving as investment manager of Australian investment offerings. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(4)	Includes (i) 9,098 MSUs which vest within 60 days of August 25, 2017, and (ii) 93,377 RSAs subject to vesting over 8 quarterly installments.

(5)	Includes 18,927 RSAs subject to vesting over 8 quarterly installments.

(6)	Includes (i) 30,706 shares subject to stock options currently exercisable or exercisable within 60 days of August 25, 2017, (ii) 5,158 MSUs which vest within 60 days of August 25, 2017, (iii) 42,902 RSAs subject to vesting over 8 quarterly installments.

(7)	Includes 21,451 RSAs subject to vesting over 8 quarterly installments.

(8)	Includes 8,201 RSAs subject to vesting over 8 quarterly installments.

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RELATED PERSON TRANSACTIONS

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were or are to be a participant, in which:

●	the amounts involved exceeded or will exceed $120,000; and

●

any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

OTHER RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

Jeff von Richter, an employee of Lumentum since 2015 as a Supply Chain Manager, is the brother-in-law of Alan Lowe, our president and chief executive officer. For the fiscal year ended July 1, 2017, Mr. von Richter’s total compensation, including salary, bonus, 401(k) matching and the amount of stock-based compensation expense determined pursuant to accounting rule FASB ASC Topic 718, excluding the effect of estimated forfeitures, was approximately $270,718.26. Mr. von Richter is also eligible to participate in employee benefit plans generally available to our employees.

POLICIES AND PROCEDURES FOR RELATED PARTY TRANSACTIONS

Our Audit Committee has the primary responsibility for reviewing and approving or ratifying related party transactions. We have a formal written policy providing that a related party transaction is any transaction between us and an executive officer, director, nominee for director, beneficial owner of more than 5% of any class of our capital stock, or any member of the immediate family of any of the foregoing persons, in which such party has a direct or indirect material interest and the aggregate amount involved exceeds $120,000. In reviewing any related party transaction, our Audit Committee is to consider the relevant facts and circumstances available to our Audit Committee, including, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. Our Audit Committee has determined that certain transactions will be deemed to be pre-approved by our Audit Committee, including certain executive officer and director compensation, transactions with another company at which a related party’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares and the aggregate amount involved does not exceed the greater of $200,000 or 2% of the company’s total revenues, transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and transactions available to all employees generally. If advance approval of a transaction is not feasible, the chair of our Audit Committee may approve the transaction and the transaction may be ratified by our Audit Committee in accordance with our formal written policy.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this Proxy Statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended July 1, 2017, all Section 16(a) filing requirements were satisfied on a timely basis.

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Related Person Transactions

Fiscal Year 2017 Annual Report and SEC Filings

Our financial statements for our fiscal year ended July 1, 2017 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this Proxy Statement. This Proxy Statement and our Annual Report are posted on our website at www.lumentum.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to Lumentum Holdings Inc., Attention: Investor Relations, 400 North McCarthy Blvd, Milpitas, California 95035.

* * *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Milpitas, California
September 19, 2017

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APPENDIX A

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

Lumentum provides investors with gross margin, operating margin, net income, and net income (loss) per share on a non-GAAP basis. Lumentum believes this non-GAAP financial information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. Specifically, the Company believes that providing this information allows investors to better understand the Company’s financial performance and, importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such operating performance. However, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures used in this Proxy Statement should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future. Further, these non-GAAP financial measures may not be comparable to similarly titled measurements reported by other companies.

Non-GAAP gross margin, non-GAAP operating margin, non-GAAP net income, and non-GAAP net income per share, Adjusted EBITDA, non-GAAP gross profit, non-GAAP operating income, non-GAAP income (loss) before income taxes and non-GAAP expenses exclude (i) workforce related charges such as severance, retention bonuses and employee relocation costs related to formal restructuring plans, (ii) costs for facilities not required for ongoing operations, and costs related to the relocation of certain equipment from these facilities and/or contract manufacturer facilities, (iii) stock-based compensation, (iv) amortization of intangibles, (v) amortization of acquired developed technologies, (vi) non-cash interest expense, (vii) unrealized loss on derivative liabilities, and (viii) warranty charges related to our vendor quality issues with expected future recoveries and (ix) other charges comprising mainly of one-time provision for excess and obsolete inventory, acquisition, integration, litigation and other costs and contingencies unrelated to current and future operations including post-separation activities such as small site consolidations, reorganizations, insourcing or outsourcing of activities, severance related costs and transition related costs for the separation from Viavi Solutions Inc. (formerly JDS Uniphase Corporation) on July 31, 2015. In the fiscal third quarter of 2017, the Company issued $450 million in aggregate principal amount of convertible senior notes (the “convertible notes”). During the fourth quarter of 2017, prior to the satisfaction of certain conditions set forth more fully in the indenture governing the convertible notes (the “TMA settlement condition”), the Company would have been required to satisfy its conversion obligation solely in cash. Accordingly, the conversion option of the convertible notes was accounted for as a derivative liability under GAAP and thus, fluctuated with the fair market value of the stock price until the Company satisfied the TMA settlement condition on June 29, 2017. As of the last day of the fourth quarter of 2017, the Company met the requirements to account for the conversion option as equity and the conversion option will no longer be marked to market. Management does not believe that these non-GAAP items are reflective of the Company’s underlying operating performance. The presentation of these and other similar items in Lumentum’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual.

A quantitative reconciliation between GAAP and non-GAAP financial data with respect to historical periods is included in the table below.

46	2017 Proxy Statement

Appendix A

LUMENTUM HOLDINGS INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in millions, except per share data)
(unaudited)

	Twelve Months Ended
	July 1, 2017	July 2, 2016
Gross profit on GAAP basis	$318.1	$277.3
Stock-based compensation	7.5	6.1
Other charges related to non-recurring activities	15.1	7.5
Amortization of acquired developed technologies	6.5	6.8
Gross profit on non-GAAP basis	$347.2	$297.7

Research and development on GAAP basis	$148.3	$141.1
Stock-based compensation	(11.6)	(9.0)
Other charges related to non-recurring activities	(1.0)	(0.7)
Research and development on non-GAAP basis	$135.7	$131.4

Selling, general and administrative on GAAP basis	$110.2	$117.3
Stock-based compensation	(13.6)	(11.8)
Other charges related to non-recurring activities	(9.1)	(21.9)
Amortization of acquired developed technologies	(0.3)	(0.4)
Selling, general and administrative on non-GAAP basis	$87.2	$83.2

Income (loss) from operations on GAAP basis	$47.6	$11.5
Stock-based compensation	32.7	26.9
Other charges related to non-recurring activities	25.2	30.1
Amortization of acquired developed technologies	6.8	7.2
Restructuring and related charges	12.0	7.4
Income (loss) from operations on non-GAAP basis	$124.3	$83.1

Interest and other (expense) income, net on GAAP basis	$(3.2)	$(1.2)
Non-cash other income	(1.7)	—
Effective interest expense on convertible debt	5.1	—
Interest and other (expense) income, net on non-GAAP basis	$0.2	$(1.2)

Income (loss) before income taxes on GAAP basis	$(59.8)	$9.7
Stock-based compensation	32.7	26.9
Other charges related to non-recurring activities	25.2	30.1
Amortization of acquired developed technologies	6.8	7.2
Restructuring and related charges	12.0	7.4
Non-cash other income	(1.7)	—
Effective interest expense on convertible debt	5.1	—
Unrealized (gain) loss on derivative liability	104.2	0.6
Income (loss) before income taxes on non-GAAP basis	$124.5	$81.9

Provision for income taxes on GAAP basis	$42.7	$0.4
Impact of non-GAAP income tax (benefit) expense	(40.6)	2.6
Provision (benefit) for income taxes on non-GAAP basis	$2.1	$3.0

47

Appendix A

	Twelve Months Ended
	July 1, 2017	July 2, 2016
Net income (loss) on GAAP basis	$(102.5)	$9.3
Stock-based compensation	32.7	26.9
Other charges related to non-recurring activities	25.2	30.1
Amortization of acquired developed technologies	6.8	7.2
Restructuring and related charges	12.0	7.4
Non-cash other income	(1.7)	—
Effective interest expense on convertible debt	5.1	—
Unrealized (gain) loss on derivative liability	104.2	0.6
Impact of non-GAAP income tax (benefit) expense	40.6	(2.6)
Net income on non-GAAP basis	$122.4	$78.9

Net income per share on non-GAAP basis	$1.94	$1.29

Shares used in per share calculation - diluted on GAAP basis	60.6	61.2
Non-GAAP adjustment (a)	2.5	—
Shares used in per share calculation - diluted on non-GAAP basis	63.1	61.2
(a)	This adjustment represents weighted-average potentially dilutive securities excluded from the computation of diluted net loss per share attributable to common stockholders on a GAAP basis because the effect would have been antidilutive. This adjustment amount is added for the computation of diluted net income per share on a non-GAAP basis as we had net income on a non-GAAP basis for all periods presented.

48	2017 Proxy Statement

LUMENTUM HOLDINGS INC.
400 NORTH MCCARTHY BLVD.
MILPITAS, CA 95035

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/LITE2017

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E32798-P97480	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
LUMENTUM HOLDINGS INC.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors

	Nominees:		For	Against	Abstain

	1a.	Martin A. Kaplan	☐	☐	☐

	1b.	Harold L. Covert	☐	☐	☐

	1c.	Penelope A. Herscher	☐	☐	☐

	1d.	Samuel F. Thomas	☐	☐	☐

	1e.	Brian J. Lillie	☐	☐	☐

	1f.	Alan S. Lowe	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 4 and for “1 YEAR” on proposal 3.

2.	To approve, on a non-binding advisory basis, the compensation of our named executive officers		☐	☐	☐

		1 Year	2 Years	3 Years	Abstain

3.	To approve, on a non-binding advisory basis, of the frequency of future advisory votes approving the compensation of our named executive officers	☐	☐	☐	☐

			For	Against	Abstain

4.	To ratify the appointment of Deloitte LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2018		☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E32799-P97480

LUMENTUM HOLDINGS INC.
Annual Meeting of Stockholders
November 2, 2017 8:30 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Alan Lowe, Aaron Tachibana and Judy Hamel, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of LUMENTUM HOLDINGS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders which will be a virtual only meeting conducted via the Internet, to be held at 8:30 AM, PDT on November 2, 2017, at www.virtualshareholdermeeting.com/LITE2017, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side